Exhibit 10.1
THIRD AMENDMENT TO
RECEIVABLES PURCHASE AGREEMENT
     THIS THIRD AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of May 22, 2008, is entered into among ARCH RECEIVABLE COMPANY, LLC (the “Seller”), ARCH COAL SALES COMPANY, INC. (the “Servicer”), MARKET STREET FUNDING LLC (the “Issuer”), the various financial institutions party to the Agreement (as defined below) as LC Participants (the “LC Participants”), and PNC BANK, NATIONAL ASSOCIATION, as Administrator (the “Administrator”) and as LC Bank (the “LC Bank”).
RECITALS
     1. The parties hereto are parties to the Receivables Purchase Agreement, dated as of February 3, 2006 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Agreement”); and
     2. The parties hereto desire to amend the Agreement as hereinafter set forth.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     SECTION 1. Certain Defined Terms. Capitalized terms that are used but not defined herein shall have the meanings set forth in the Agreement.
     SECTION 2. Amendments to the Agreement.
     (a) The definition of “Dilution Reserve Percentage” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:
     “Dilution Reserve Percentage” means, on any day, the product of (a) the Dilution Horizon multiplied by (b) the sum of (i) 2.00 times the average of the Dilution Ratios for the twelve most recent calendar months and (ii) the Spike Factor.
     (b) Clause (a) of the definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is hereby amended by deleting the date “February 3, 2011” therein an substituting the date “May 22, 2013” therefor.
     (c) The amount specified as the “Purchase Limit” in the definition of such term set forth in Exhibit I to the Agreement is hereby amended by changing such amount from “$150,000,000” to “175,000,000”.
     (d) The definition of “Total Reserves” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety as follows:
     “Total Reserves” means, at any time, the sum of (a) the Yield Reserve, plus (b) the greater of (i) the Concentration Reserve plus the Minimum Dilution Reserve and (ii) the Loss Reserve plus the Dilution Reserve.
     (e) The Commitment of each of the Issuer and the LC Participant is hereby amended to be the amount set forth as the “Commitment” under its name on its respective signature page to this Amendment.
     (f) Exhibit I to the Agreement is hereby amended by inserting in the appropriate alphabetical order the following new definitions:

     “Minimum Dilution Reserve” means, on any day, an amount equal to (a) the Minimum Dilution Reserve Percentage divided by (b) 100% minus the Minimum Dilution Reserve Percentage on such day.
     “Minimum Dilution Reserve Percentage” means, on any day, the product of (a) the average of the Dilution Ratios for the twelve most recent calendar months multiplied by (b) the Dilution Horizon.
     SECTION 3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to the Administrator and the Purchasers as follows:
     (a) Representations and Warranties. The representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
     (b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with their respective terms.
     (c) No Default. Both before and immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.
     SECTION 4. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.
     SECTION 5. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Administrator of (a) counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the parties hereto and (b) counterparts of that certain amended and restated fee letter by and among the Seller, Issuer, Administrator and Arch Coal, Inc. and dated as of the date hereof (whether by facsimile or otherwise), executed by each of the parties thereto, and receipt by the Administrator of the full amount of the “Amendment Fee” referred to therein.
     SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.
     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York.
     SECTION 8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.
[Signatures begin on next page]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

ARCH RECEIVABLE COMPANY, LLC, as Seller
By:	/s/ James E. Florczak
Name:	James E. Florczak
Title:	Vice President & Treasurer

ARCH COAL SALES COMPANY, LLC, as Servicer
By:	/s/ James E. Florczak
Name:	James E. Florczak
Title:	Vice President & Treasurer

MARKET STREET FUNDING LLC, as Issuer
By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President
Commitment: $175,000,000

PNC BANK, NATIONAL ASSOCIATION, as Administrator
By:	/s/ William P. Falcon
Name:	William P. Falcon
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as the LC Bank and as an LC Participant
By:	/s/ Richard Munsick
Name:	Richard Munsick
Title:	Senior Vice President
Commitment: $175,000,000 Pro-Rata Share: 100%